Exhibit 4.24(a)

AMENDMENT NO. 1 TO UNDERTAKING AGREEMENT

AMENDMENT dated as of June 25, 2004 to the Undertaking Agreement dated as of December 17, 2003 (the “Undertaking Agreement”) by EQUISTAR CHEMICALS, LP, a Delaware limited partnership (“Equistar”), in favor of the PURCHASERS (as defined in the Receivables Purchase Agreement dated as of December 17, 2003 (the “Receivables Agreement”) among Equistar Receivables II, LLC, as Seller, Equistar, as Servicer, the Purchasers from time to time party thereto, Bank One NA, Credit Suisse First Boston and JPMorgan Chase Bank, as co-documentation agents, Bank of America, N.A. and Citicorp USA, Inc., as co-asset agents, and Citicorp USA, Inc., as administrative agent (the “Agent”) for the Purchasers) and CITICORP USA, INC., as Agent.

The parties hereto agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Undertaking Agreement, or incorporated by reference therein, has the meaning assigned to such term in the Undertaking Agreement or so incorporated. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Undertaking Agreement shall, after this Amendment becomes effective, refer to the Undertaking Agreement as amended hereby.

SECTION 2. Amended Definition. The definition of “EBITDA” in Section 1.01(b) of the Undertaking Agreement is hereby amended by (i) deleting the word “and” at the end of clause (x)(i) thereof and inserting a comma in place thereof and (ii) inserting the phrase “and (iii) non-cash compensation expense (including deferred compensation expense), determined on a consolidated basis” at the end of clause (x)(ii) thereof.

SECTION 3. Representations of Equistar. Equistar represents and warrants that (i) the representations and warranties of Equistar set forth in Article 2 of the Undertaking Agreement and Article IV of the Receivables Agreement will be true in all material respects on and as of the Amendment Effective Date (as defined below) with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date and (ii) no Potential Event of Termination or Event of Termination will have occurred and be continuing on such date.

SECTION 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 7. Effectiveness. This Amendment shall become effective on the first date when, and simultaneously with the time upon which, the Agent shall have received counterparts hereof signed by each of the Required Purchasers and Equistar (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received in form satisfactory to it facsimile or other written confirmation from such party of execution of a counterpart hereof by such party) (the “Amendment Effective Date”). Promptly after the Amendment Effective Date occurs, the Agent shall notify Equistar and the Purchasers thereof, and such notice shall be conclusive and binding on all parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

EQUISTAR CHEMICALS, LP

By:	/s/ KAREN A. TWITCHELL
Name:	Karen A. Twitchell
Title:	Principal Financial Officer

Citicorp USA, Inc.

By:	/s/ DAVID JAFFE
Name:	David Jaffe
Title:	Vice President

BANK OF AMERICA, N.A.

By:	/s/ KEVIN R. KELLY
Name:	Kevin R. Kelly
Title:	Senior Vice President

JPMorgan Chase Bank

By:	/s/ STACEY L. HAIMES
Name:	Stacey L. Haimes
Title:	Vice President

CREDIT SUISSE FIRST BOSTON, ACTING THROUGH ITS CAYMAN ISLANDS BRANCH

By:	/s/ DAVID DODD
Name:	David Dodd
Title:	Associate

Bank One, N.A.

By:	/S/ J. DEVIN MOCK
Name:	J. Devin Mock
Title:	Director

Congress Financial Corporation (Southwest)

By:	/S/ KENNETH SEPP
Name:	Kenneth Sepp
Title:	Senior Vice President

Siemens Financial Services Inc.

By:	/S/ FRANK AMODIO
Name:	Frank Amodio
Title:	Vice President - Credit

AmSouth Bank

By:	/S/ BRUCE KASPER
Name:	Bruce Kasper
Title:	Attorney-in-Fact

NATIONAL CITY BUSINESS CREDIT, INC.

By:	/S/ MICHAEL S. FINE
Name:	Michael S. Fine
Title:	Director

WELLS FARGO FOOTHILL, LLC

By:	/S/ MIKE BARANOWSKI
Name:	Mike Baranowski
Title:	Vice President

The Bank of New York

By:	/S/ RAYMOND J. PALMER
Name:	Raymond J. Palmer
Title:	Vice President

LaSalle Business Credit, LLC

By:	/S/ A. ROGER CRAIG, JR.
Name:	A. Roger Craig, Jr.
Title:	Vice President

General Electric Capital Corporation

By:	/S/ ROBERT M. KADLICK
Name:	Robert M. Kadlick
Title:	Duly Authorized Signatory

UBS AG, Stamford Branch

By:	/S/ WILFRED V. SAINT
Name:	Wilfred V. Saint
Title:	Director
Banking Products Services, US

By:	/S/ SALTOZ SIKKA
Name:	Saltoz Sikka
Title:	Associate Director
Banking Products Services, US

Webster Business Credit Corp.

By:	/S/ CHRISTOPHER HILL
Name:	Christopher Hill
Title:	Vice President